UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 11)*

SIZELER PROPERTY INVESTORS, INC.

(Name of Issuer)

Common Stock, Par Value $.0001 per share

(Title of Class of Securities)

830137-10-5

(CUSIP Number)

Carolyn Tiffany	David J. Heymann
First Union Real Estate Equity and Mortgage Investments	Post Heymann & Koffler LLP
7 Bulfinch Place	Two Jericho Plaza, Wing A
Suite 500	Suite 111
Boston, Massachusetts 02114	Jericho, New York 11753
(617) 570-4614	(516) 681-3636

(Name, Address and Telephone Number of Person
Authorized to Receive Notices and Communications)

March 7, 2005

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See §240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 830137-10-5

1.

Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only)
S.S. or I.R.S. Identification No. of Above Person

First Union Real Estate Equity and Mortgage Investments
I.R.S. I.D. No.  34-6513657

2.	Check the Appropriate Box if a Member of a Group (See Instructions)
	(a)	☐
	(b)	☐

3.	SEC Use Only

4.	Source of Funds (See Instructions) WC

5.	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(e) of 2(f) ☐

6.	Citizenship or Place of Organization Ohio

Number of Shares Beneficially Owned by Each Reporting Person With	7.	Sole Voting Power 1,310,300

	8.	Shared Voting Power - 0 -

	9.	Sole Dispositive Power 1,310,300

	10.	Shared Dispositive Power - 0 -

11.	Aggregate Amount Beneficially Owned by Each Reporting Person 1,310,300 Shares

12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions) ☐

13.	Percent of Class Represented by Amount in Row (11) 9.9%

14.	Type of Reporting Person (See Instructions) OO

2

This Amendment No. 11 amends certain information contained in the Schedule 13Dfiled by First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (“First Union”), with respect to its ownership interest in Sizeler Property Investors, Inc., as amended by Amendment No. 1 to Schedule 13D dated November 11, 2004, as further amended by Amendment No. 2 to Schedule 13D dated November 16, 2004, as further amended by Amendment No. 3 to Schedule 13D dated December 6, 2004, as further amended by Amendment No. 4 to Schedule 13D dated December 21, 2004, as further amended by Amendment No. 5 to Schedule 13D dated January 7, 2005, as further amended by Amendment No. 6 to Schedule 13D dated January 14, 2005, as further amended by Amendment No. 7 to Schedule 13D dated January 19, 2005, as further amended by Amendment No. 8 to Schedule 13D dated January 26, 2005, as further amended by Amendment No. 9 to Schedule 13D dated January 31, 2005, and as further amended by Amendment No. 10 to Schedule 13D dated February 23, 2005 (the “13D”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the 13D.

Item 1.	Security and Issuer

Item 2.	Identity and Background

Item 3.	Source and Amount of Funds or Other Consideration
Item 3 is hereby amended as follows:
First Union purchased an additional 8,900 Shares on February 23, 2005 for an aggregate purchase price of $104,130, which funds were provided from the working capital of First Union.

Item 4.	Purpose of Transaction
Item 4 is hereby amended as follows:

On March 7, 2005, Cede & Co., at the request of First Union and as the record holder of certain Shares beneficially owned by First Union, executed a letter which was then sent to the Issuer which requests certain books and records of the Issuer and stockholder information for the Issuer as permitted by Sections 2-512 and 2-513 of the Maryland General Corporation Law.  A copy of the letter sent to the Issuer is attached hereto as Exhibit 7.

Item 5.	Interest in Securities of the Issuer
Item 5 is hereby amended and restated to read as follows:

(a)       First Union directly owns 1,310,300 Shares representing 9.9% of the total outstanding Shares.  The foregoing is based upon 13,236,089 Shares outstanding which represents the number of shares reported outstanding in the Issuer’s most recently filed report on Form 10-Q.

(b)       First Union has the sole power to vote and dispose of 1,310,300 Shares owned by First Union.

(c)       Set forth below is a description of all transactions in Shares that were effected during the past sixty days by First Union.  All such transactions were purchases effected by First Union on the open market.

3

Date	Number of Shares	Price Per Share

January 5, 2005	9,600	$11.01
January 6, 2005	600	$11.05
January 7, 2005	8,800	$11.05
January 10, 2005	1,200	$11.05
January 25, 2005	117,000	$11.60
February 4, 2004	3,600	$11.56
February 14, 2005	10,000	$12.05
February 16, 2005	6,000	$11.98
February 17, 2005	10,000	$12.03
February 18, 2005	5,000	$11.88
February 22, 2005	10,000	$11.80
February 23, 2005	8,900	$11.70

(d) Not applicable
(e) Not applicable

Item 6.	Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

Item 7.	Material to Be Filed as Exhibits
Item 7 is hereby amended as follows:
Exhibit 7. Letter, dated March 7, 2005, from Cede & Co. to the Issuer requesting certain books and records of the Issuer and certain shareholder information relating to the Issuer.

4

Signature

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: March 8, 2005	FIRST UNION REAL ESTATE EQUITY AND
MORTGAGE INVESTMENTS

	By:	/s/ Peter Braverman
Peter Braverman
President

5

Exhibit 7

CEDE & CO.
C/O The Depository Trust Company
55 Water Street
New York, New York 10041

March 7, 2005

Sizeler Property Investors, Inc.
2542 Williams Boulevard
Kennar, Louisiana 70062

Attn:  Secretary

Dear Sir or Madam:

Cede & Co., the nominee of The Depository Trust Company (“DTC”), is the holder of record of shares of common stock of Sizeler Property Investors, Inc., a Maryland corporation (“Sizeler”).  DTC is informed by its Participant, Bear Stearns Securities Corp. (“Participant”), that on the date hereof, 1,309,300 of such shares (the “Shares”) credited to Participant’s DTC account are beneficially owned by First Union Real Estate Equity and Mortgage Investments (“First Union”), a customer of Participant.  Participant has further advised that as required by Section 2-513 of the Maryland General Corporation Law, First Union has beneficially held at least five percent (5%) of the issued and outstanding stock of Sizeler for at least six months.

At the request of Participant, and on behalf of First Union, Cede & Co., as the holder of record of the Shares, hereby demands the right to inspect during the usual hours for business, the following and to make copies or extracts therefrom:

1.                                       Sizeler’s General Ledger reports from January 1, 2000 to the present (or as close to present as is reasonably feasible).  Such reports should include, at a minimum, the daily transaction journal showing for each account in the chart of accounts all amounts and transactions that have been debited or credited to that account.

2.                                       Corporate Tax Returns for the years 2000 through and including the most recently filed tax return.

3.                                       With respect to identification of the stockholders of Sizeler:

(a)                                  a complete record or list of Sizeler’s stockholders, certified by its transfer agent(s) and/or registrar(s), showing the name and address of each stockholder and the number of shares registered in the name of each such stockholder, including a breakdown of any holdings in the names of Cede & Co. and other similar nominees, as of a current date and the record date (the “Record Date”) for determining the stockholders of Sizeler entitled to notice of and to vote at the 2005 Annual Meeting of Stockholders or any meeting held as a result of any postponement or adjournment thereof (the “Annual Meeting”);

(b)                                 to the extent available, a computer disk(s) containing a list of Sizeler’s stockholders showing the names and addresses of each stockholder and number of shares registered in the name of each such stockholder as of a current date and the Record Date, together with such computer processing data as is necessary to make use of such magnetic computer tape, and printout of such magnetic computer tape for verification purposes;

(c)                                  a list of all stockholders, as of a current date and the Record Date, arranged in descending order by number of shares, showing the name and address of each employee stockholder; a complete record or list, as of the Record Date, of any participants in any employee stock purchase, ESOP plan, or other plan for the purchase of shares in which voting of stock under the plan is controlled, directly or indirectly, individually or collectively, by such plan’s participants, showing the name and address of each participant and the number of shares credited to the participant’s account, a disk(s) of this information with the same computer processing data so requested in paragraph (ii) above; a correct and complete copy of the plan(s) documents, including any amendments of such plan(s) including any information regarding the method of such plan participants submit voting instructions as well as the name, phone number, and custodians, administrators, trustees or caretakers of such plans;

(d)                                 all daily transfer sheets showing changes in the list of Sizeler’s stockholders referred to in paragraph (i) above which are in or come into the possession of the Sizeler or its transfer agent from the date of such list to the date of the Annual Meeting;

(e)                                  all information, on a weekly basis up until the Annual Meeting, in or which comes into Sizeler’s possession or control or which can reasonably be obtained from nominees of any central certificate depository system (e.g. Cede & Co. or other nominee) concerning the number and identity of the actual beneficial owners of Sizeler’s stock;

(f)                                    all omnibus proxies and respondent omnibus proxies from CEDE & Co. or ADP proxy services which will come into the Company’s possession as of the Record Date; and

(g)                                 all information in or which comes into Sizeler’s possession or control or should be obtained from brokers, dealers, banks, clearing agencies or voting trustees relating to the names of the non-objecting beneficial owners of Sizeler’s stock in the format of a printout in descending order balance and a magnetic tape(s) of this information with the same computer processing data so requested in paragraph (ii) above (such information with respect to brokers and dealers is readily available to the Fund under Rule 14b-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

4.                                       Any supplemental accounting ledgers showing all funds or financial obligations held by Sizeler but not listed in the General Ledger of Sizeler between January 1, 2000 and the present.  This would include, but is not limited to, accounting ledgers pertaining to any wholly-owned subsidiaries of Sizeler.

5.                                       All voting agreements and proxies.

6.                                       With respect to any corporate-owned or leased aircraft, the following documents:

(a)                                  Books of account showing expenditures and an itemized record of all travel on the corporate aircraft by any officer or director of the Company or any spouse or other companion, guest, or relative of any such executive officer or director from January 1, 2000 until the present, including documents sufficient to show the nature of the travel, including destination and purpose.

(b)                                 Books of account showing any bills issued to or reimbursements by Sizeler for travel by any officer or director or any spouse, relative, companion, or guest of a Sizeler officer or director for travel on the corporate aircraft, as well as any amounts actually reimbursed to Sizeler, and documents sufficient to show the actual costs incurred by Sizeler for such travel.

(c)                                  Books of account showing the purchase or lease of the corporate aircraft and the aggregate costs to Sizeler of leasing or owning any corporate aircraft, including maintenance, upkeep, insurance, personnel, and other travel or fee related travel costs, by year or semi-annually aggregation, by category of cost.

(d)                            Any books of account showing payments or reimbursements by Sizeler to or on behalf of any executive officer or director of Sizeler or any spouse or other companion or relative of any such executive officer or director between January 1, 2000 and the present, relating to matters that could be considered to be of a personal nature, including without limitation (i) use of any automobile, airplane, boat, yacht or other recreational vehicle, (ii) use of any lodge, apartment, residence or other living quarters for golf, skiing, hunting, fishing or other recreational activity, (vi) travel (other than to Sizeler properties or for stockholder meetings), entertainment or related expenses (including all club memberships), and (vii) legal, tax, accounting, investment or other professional fees for matters unrelated to the business of Sizeler.

7.                                       Books of account showing payment of insurance benefits or other life, health, hospitalization, medical, disability, retirement, education or relocation plans or benefits directly or indirectly provided by Sizeler to executive officers or directors of Sizeler or any spouse or other companion or relative of any such executive officer or director between January 1, 2000 and the present.

8.                                       Any and all books of account and other documents showing expenses relating to the sale of the Lakeview Club Apartments including, without limitation, accounting ledgers documenting the sale, closing documents showing all funds paid by Sizeler for closing costs and other closing-related fees, and copies of all legal bills and accounting bills documenting fees incurred in connection with sale.

9.                                       All appraisals of corporate assets and property provided to Sizeler since January 1, 1999.

10.                                 All books of account relating to compensation paid by or on behalf of Sizeler to any director, officer, spouse or other family member of any director or officer, or any affiliate of the foregoing, including documents the nature and scope of any services or products provided to Sizeler and relating to any agreements pertaining to such compensation.

Cede & Co. has been advised by Participant that First Union will bear the reasonable costs incurred by Sizeler, including those of its transfer agent(s) or registrar(s), in connection with the production of information demanded.

Cede & Co. has been advised by the Participant that the purpose of this demand is to enable First Union to better understand the business and affairs of Sizeler and to better communicate with other stockholders of Sizeler with respect to matters of mutual financial interest including, but not limited to, the solicitation of proxies by First Union.

Please be advised that Cede & Co. at the request of the Participant hereby designates Peter Braverman of First Union and any other persons designated by him to conduct the inspection and copying herein demanded.  It is requested that the information requested be made available on or before March 28, 2005, 10:00 a.m. local time at Sizeler’s offices located at 2542 Williams Boulevard Kennar, Louisiana 70062.  Please immediately advise Mr. Braverman, Two Jericho Plaza, Wing A, Suite 111, Jericho, New York 11753, telephone (516) 822-0022 as to when and where the items demanded above will be available.

While Cede & Co. is furnishing this demand as the stockholder of record of the Shares, it does so at the request of Participant and only as a nominal party for the true party of interest, First Union.  Cede & Co. has no interest in this matter other than to take those steps which are necessary to ensure the First Union is not denied the rights as the beneficial owner of the Shares, and Cede & Co. assumes no further responsibility in this matter..

Very truly yours,

CEDE & CO.

By
, Partner

STATE OF NEW YORK	)
	)	SS.
COUNTY OF NEW YORK	)

                                         , having been first duly sworn according to law, deposes and says that (s)he is a partner of Cede & Co., that (s)he is authorized on behalf of Cede & Co. to execute the foregoing demand for stocklist and corporate records and to make the demand designations, authorizations and representations contained therein and that the facts and statements contained in the foregoing demand for a stocklist and corporate records are true and correct.

CEDE & CO.

By
Name:
Title:

Sworn to before me this         day of March, 2005

Notary Public

My commission expires on                                    .